THIRD CERTIFICATE OF AMENDMENT
TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE BEAUTY HEALTH COMPANY
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

The Beauty Health Company (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) does hereby certify as follows:

1. The name of the Corporation is The Beauty Health Company.

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on July 8, 2020. An Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State on September 28, 2020. A Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 4, 2021 (the “Second Amended and Restated Certificate of Incorporation”). A Certificate of Amendment was filed in the office of the Secretary of State of the State of Delaware on June 6, 2024 (the “First Certificate of Amendment”). A Second Certificate of Amendment was filed with the Secretary of State on June 6, 2024 (the “Second Certificate of Amendment” together, with the First Certificate of Amendment, the “Certificates of Amendment”). A Certificate of Correction to the Second Amended and Restated Certificate of Incorporation was filed on July 31, 2025 (the “Certificate of Correction”). The Second Amended and Restated Certificate of Incorporation as amended, modified, or supplemented prior to the date hereof is referred to herein as the “Certificate of Incorporation.”

3. This Third Amendment to the Certificate of Incorporation (the “Third Certificate of Amendment”) amends the Certificate of Incorporation. As of the date hereof, Article I of the Certificate of Incorporation shall be deleted and replaced in its entirety with the following:

“ARTICLE I
NAME

The name of the Corporation is SkinHealth Systems Inc. (the “Corporation”).”

4. This Third Certificate of Amendment was duly adopted by the Board of Directors of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the DGCL.

5. All other provisions of the Certificate of Incorporation remain in full force and effect.

6. This Third Certificate of Amendment shall become effective as of 12:01 a.m. E.T. on the 22nd day of April, 2026.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned authorized officer this 21st day of April, 2026.

THE BEAUTY HEALTH COMPANY

By:	/s/ Brenton L. Saunders
	Name:	Brenton L. Saunders
	Title:	Chairman of the Board